Exhibit 99.1

SUBSCRIPTION AGREEMENT

Raphael Industries Ltd,
5190 Neil Road,
Suite 430
Reno, NV 89502

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Raphael Industries Ltd, (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: RAPHAEL INDUSTRIES LTD

Executed this _____ day of ___________________, 2010.

______________________________________	)	_____________________________________
______________________________________	)	Signature of Purchaser
______________________________________	)
Address of Purchaser

______________________________________
Printed Name of Purchaser

__________________________	X	$0.10	=	US$___________
Number of Shares Purchased				Total Subscription Price
Form of Payment:	Cash: ____________	Check #: ____________		Other: _______________

RAPHAEL INDUSTRIES LTD.

By: ________________________________________

Title: ______________________________________